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                                                                    Exhibit 4.2



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF EMCORE CORPORATION (THE "COMPANY") THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
ONLY: (1) TO THE COMPANY (UPON REPURCHASE THEREOF OR OTHERWISE), (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PROVIDED THAT THE CONDITIONS OF REGULATION S FOR RESALES HAVE BEEN SATISFIED, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, (4) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

Warrant No. ____                                   Number of Shares:  _______

Date of Issuance:  June 22, 1998                   Price:  $11.375 per share
                                                   (subject to adjustment)



                               EMCORE CORPORATION
                              SOMERSET, NEW JERSEY
                            ISSUE DATE: JUNE 22, 1998

                                     WARRANT

         EMCORE CORPORATION, a New Jersey corporation (the "Company"), for value received, hereby certifies that _____________ or his registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after June 22, 1998 and on or before May 1, 2001, at no later than 5:00 p.m. (New York City time), up to ___________ shares of the common stock of the Company ("Common Stock"), at a purchase price of $11.375 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.





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         1.       EXERCISE.

                  (a) Subject to the requirements of Section 5, this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise.

                  (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for warrant shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or such Holder (upon payment by such Holder of any applicable transfer taxes) as the Registered Holder may direct:

                           (i) a certificate or certificates for the number of
full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face or this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

                  2.       CALL PROVISION.

                  This Warrant may be called in whole or in part by the Board of Directors of the Company upon 30 days written notice to the holder at any time after October 1, 1998 at a price per warrant of $0.85. No call of this warrant shall be made unless (i) the Corporation can deliver registered shares of Common Stock and (ii) the price per share of Common Stock is at least 150% of the Purchase Price for at least 30 consecutive trading days.

                  3.       ADJUSTMENTS.

                           (a) EFFECT OF STOCK CHANGES. If, at any time or from
time to time the Company, by stock dividend, stock split, subdivision, reverse split, consolidation, reclassification





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of shares, or other similar structural change, changes as a whole its outstanding Common Stock into a different number or class of shares, then, immediately upon the occurrence of the change:

                                    (i) the class of shares into which the
Common Stock has been changed shall replace the Common Stock, for the purposes of this Warrant and the terms and conditions hereof, so that the registered owner or owners of this Warrant shall be entitled to receive, and shall receive upon exercise of this Warrant, shares of the class of stock into which the Common Stock had been changed;

                                    (ii) the number of shares purchasable upon
exercise of this Warrant shall proportionately be adjusted. (For example, if the outstanding Common Stock of the Corporation is converted into X stock at the rate of one (1) share of Common Stock into three (3) shares of X stock, and prior to the change the Registered Holder of this Warrant were entitled, upon exercise of this Warrant, to purchase one hundred shares of Common Stock, then the registered owner or owners shall, after the change, be entitled to purchase three hundred shares of X stock for the total same exercise price that the owner or owners had to pay prior to the change to purchase the one hundred shares of Common Stock); and

                                    (iii) the purchase price per share shall be
proportionately adjusted. (In the above example, the purchase price per share would be reduced by two-thirds).

         Irrespective of any adjustment or change in the number or class of shares purchasable under this or any other Warrant of like tenor or in the purchase price per share, this Warrant, as well as any other warrant of like tenor, may continue to express the purchase price per share and the number and class of shares purchasable upon exercise of this Warrant as the purchase price per share and the number and class of shares purchasable were expressed in this Warrant when it was initially issued.

                           (b) EFFECT OF MERGER. If at any time while this
Warrant is outstanding another corporation merges into the Company, the Registered Holder of this Warrant shall be entitled, immediately after the merger becomes effective and upon exercise of this Warrant, to obtain the same number of shares of Common Stock of the Company (or shares into which the Common Stock has been changed as provided in the paragraph of this Warrant covering changes) to which the owner or owners were entitled upon the exercise hereof to obtain immediately before the merger became effective at the same exercise price. The Company shall take any and all steps necessary in connection with the merger to assure that sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant, are available so that these convertible securities, options and warrants, including this Warrant, may be exercised.

                           (c) EFFECT OF CONSOLIDATION OR SALE. Notwithstanding
any provision of this Warrant concerning the callability of this Warrant, if the Company consolidates with or merges into another corporation or other entity in a transaction in which the Company is not the surviving corporation, or receives an offer to purchase or lease all or substantially all of the assets of the Company or an offer to purchase forty-five percent (45%) or more of the issued and outstanding Common Stock of the Company, or if all or substantially all of the assets of the





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Company are sold or leased or forty-five percent (45%) or more of the issued and outstanding Common Stock of the Company is purchased by any person or group of persons acting in concert, then this Warrant shall be called by the Company on the Effective Date of such consolidation or merger or asset sale, or in the case of an offer to purchase forty-five percent (45%) of the Company's Common Stock, on the date such offer is accepted by the Company. The right to exercise this Warrant shall terminate when it is called. The call price shall be determined by the board of directors of the Company in accordance with the provisions of this second and third sentences of paragraph 3 hereof as of the time the event triggering the call occurs, or the value of the securities or the other consideration that shall be received in the transaction by the owner of a number of outstanding shares of Common Stock equal to the number of shares purchasable upon exercise of this Warrant. This call price shall be payable not later than sixty (60) days after the effective date of the call to the registered owner or owners of this Warrant upon its surrender for cancellation at the offices of the Company, together with the transfer or assignment form which forms a part hereof, duly completed and executed in blank.

                           (d) DISSOLUTION. In the event that a voluntary or
involuntary dissolution, liquidation or winding up of the Company (other than in connection with a merger where the Company is the surviving corporation as covered in this Warrant, or a merger or consolidation with or into another corporation, a sale or lease of all or substantially all of the assets of the Company, or a sale of a specified portion or percentage of its stock as covered in this Warrant) is at any time proposed during the term of this Warrant, the Company shall give written notice to the registered owner or owners of this Warrant at least thirty (30) days prior to the record date of the proposed transaction. The notice must contain:

                                    (i) the date on which the transaction is to
take place;

                                    (ii) the record date (which must be at least
thirty (30) days after the giving of the notice) as of which holders of the Common Stock entitled to receive distributions as a result of the transaction shall be determined;

                                    (iii) a brief description of the
transaction;

                                    (iv) a brief description of the
distributions, if any, to be made to holders of the Common Stock as a result of the transaction; and

                                    (v) an estimate of the fair market value of
the distributions.

On the date of the transaction, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

         4. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay in cash an amount determined by multiplying the fraction to which the Holder is entitled by the fair market value of the Common Stock on the date of exercise. Should the Common Stock then be traded on an Exchange or quoted on a quotation system for which a last sale reporting system is in effect, the reported last sale on the exercise date shall be deemed to be such fair market value. If the Common Stock is





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quoted on a quotation system without last sale reporting, the fair market value shall be deemed to be the highest bid price of any broker/dealer regularly making a market in the Common Stock on the exercise date. In all other cases fair market value shall be as determined in good faith by the Company.

         5.       CERTAIN REQUIREMENTS FOR TRANSFER AND EXERCISE.

                  (a) In the absence of an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), it shall be a condition to any transfer or any exercise of this Warrant that the Issuer shall be received, at the time of such transfer or exercise:

                           (i) A representation in writing from the proposed
transferee that the Warrant is being transferred or the Common Stock being purchased is being acquired for investment and not with a view to any sale or distribution thereof which would constitute or result in a violation of the Act;

                           (ii) an opinion of counsel, which opinion is
reasonably satisfactory to the Issuer, that the transaction shall not result in a violation of state or federal securities laws.

                  (b) In such case, each certificate representing the Warrant and the Warrant Shares shall bear a legend substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF EMCORE CORPORATION (THE "COMPANY") THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (1) TO THE COMPANY (UPON REPURCHASE THEREOF OR OTHERWISE), (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PROVIDED THAT THE CONDITIONS OF REGULATION S FOR RESALES HAVE BEEN SATISFIED, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 AVAILABLE) UNDER THE SECURITIES ACT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME,
                  (4) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         6. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property as from time to time shall be issuable upon the exercise of this Warrant.

         8. EXCHANGE OF WARRANTS. Upon the surrender of the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct.

         9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required in an amount reasonably satisfactory to the Company), or in the case of mutilation upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         10. TRANSFERS, ETC.

                  (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holders may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

                  (b) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

                  (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         11. REQUIRED NOTICES. The Company shall give the Registered Holder such notices as it may, from time to time, be required to give the holders of the Common Stock, as if the Registered Holder was a holder of Common Stock at the time such notices are required to be given. The Company shall also give Registered Holder written notice of: (i) each adjustment of the Purchase Price or other warrant item made pursuant to Section 2 hereof; and (ii) of each




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dividend and distribution payable with respect to any security which may be acquired by exercise of the Warrant, at least ten (10) business days prior to the record date for such dividend or distribution so that the Registered Holder may exercise the warrant and participate in the dividend or distribution

         12. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

                           EMCORE Corporation
                           Attention:  Secretary
                           394 Elizabeth Avenue
                           Somerset, New Jersey  08873-1214

         13. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         14. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         15. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         16. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the internal laws of the State of New Jersey.


                                             EMCORE CORPORATION


[CORPORATE SEAL]                             By:
                                                -------------------------------
                                                  Reuben Richards, President

ATTEST:


-----------------------------------
Thomas G. Werthan, Secretary



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                                                                      Exhibit I
                                  PURCHASE FORM


TO:  EMCORE CORPORATION                               Dated: __________________


                  The undersigned, pursuant to the provisions set forth in the attached Warrant (No. _____, hereby irrevocably elects to purchase __________ shares of the Common Stock of Emcore Corporation covered by such Warrant and herewith makes payment of $_____________ representing the full purchase price for such shares at the price per share provided for in such Warrant either in cash or by delivery of an equal principal amount of the Company's Floating Rate Subordinated Note, due May 1, 2001, in an equal amount.

                                          Holder: _____________________________

                                          Address:_____________________________


                                          Phone:_______________________________

                                          Fax:_________________________________

                                                                    Exhibit II

                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. __________) including the right to purchase the number of shares of EMCORE Corporation Common Stock covered thereby set forth below, unto:


   NAME OF ASSIGNEE                  ADDRESS                    NO. OF SHARES
   ----------------                  -------                    -------------







Dated:________________________________

Signature:____________________________


Dated:________________________________

Witness:______________________________